OPKO HEALTH, INC.

- and -

OTI HOLDINGS LIMITED

- and -

EACH HOLDER OF EXCHANGEABLE SHARES
in the capital of OTI Holdings Limited

EXCHANGE AND SUPPORT AGREEMENT

DATED: November 28, 2007

TABLE OF CONTENTS
(continued)

Page

ARTICLE 7 REGISTRATION		21
7.1	PIGGYBACK REGISTRATION.	21
7.2	REGISTRATION EXPENSES.	22
7.3	OBLIGATIONS OF OPKO.	22
7.4	OBLIGATIONS OF THE HOLDERS.	25
7.5	TERMINATION OF REGISTRATION RIGHTS.	25
7.6	DISPOSITIONS.	25
7.7	SEC RULE144 REPORTING.	25
7.8	INDEMNIFICATION AND CONTRIBUTION.	26

ARTICLE 8 GENERAL		29
8.1	TRANSFER AND ISSUANCE RESTRICTIONS	29
8.2	LEGENDS	29
8.3	SELLER ACKNOWLEDGEMENTS AND AGREEMENTS	30
8.4	COMPLIANCE WITH OTHER INSTRUMENTS	30
8.5	CHANGES IN CAPITAL OF OPKO AND THE CORPORATION	31
8.6	TERM	31
8.7	ENUREMENT	31
8.8	NOTICES TO PARTIES	31
8.9	NOTICE TO HOLDERS	32
8.10	AMENDMENT	32
8.11	ASSIGNMENT	32
8.12	FURTHER ASSURANCES	32
8.13	EXECUTION AND DELIVERY	33

EXCHANGE AND SUPPORT AGREEMENT

THIS AGREEMENT is made November 28, 2007

AMONG:

OPKO HEALTH, INC. , a corporation incorporated pursuant to the laws of Delaware

(“Opko”)

- and -

OTI Holdings Limited, a corporation incorporated under the laws of the Province of Ontario,

(the “Corporation”)

- and -

EACH HOLDER OF EXCHANGEABLE SHARES in the capital of the Corporation listed in Schedule A to this Agreement, as amended from time to time

(collectively, the “Holders”).

WHEREAS:

A.	The parties wish to set out their understanding with respect to certain rights and obligations in connection with the exchange of shares of the Corporation for shares of Opko.

B.
Schedule A shall be automatically amended by the Corporation to include each additional investor that executes a counterpart instrument of accession to this Agreement in the form attached as Schedule B.

NOW THEREFORE IN CONSIDERATION of the premises and the mutual covenants and agreements hereinafter contained and for other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged), the Parties agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1	Definitions

Whenever used in this Agreement, the following words and terms have the meanings set out below.

“Affiliate” means, with respect to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with such Person, (ii) any Person owning or controlling ten percent or more of the outstanding voting interests of such Person, (iii) any officer, director, or general partner of such Person, (iv) any family member of such Person or any trust, family limited partnership or other similar entity controlled by such Person or his or her family members, or (v) any Person who is an officer, director, general partner, trustee, or holder of ten percent or more of the voting interests of any Person described in clauses (i) through (iv). For purposes of this definition, the terms “controlling”, “controlled by,” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this agreement, including all schedules, and all amendments or restatements as permitted, and references to “Article”, “Section” or “Schedule” mean the specified Article, Section or Schedule of this Agreement.

“Articles” means the articles of incorporation of the Corporation, as amended by articles of amendment filed on the date of this Agreement, and as may be amended or restated from time to time.

“Automatic Exchange Right” means the benefit associated with the obligation of Opko or any Permitted Subsidiary that may be designated by Opko, to effect the automatic exchange of Exchangeable Shares for Opko Common Shares pursuant to Section 4.2.

“Business Day” means any day except a Saturday, Sunday or any day on which banks are generally not open for business in either of the Cities of Toronto, Ontario and New York, New York.

“Common Shares” means the common shares in the capital of the Corporation.

“Equity Split” and “as adjusted for Equity Splits” have the meanings given to them in the Exchangeable Share Provisions.

“Exchange Right” has the meaning given to it in Section 3.1.

“Exchange Right Consideration” means, in respect of each Exchangeable Share:

(a)	one Opko Common Share (as adjusted for Equity Splits); and

(b)	an amount equal to the Outstanding Dividend Amount on such Exchangeable Share on the date of exchange.

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares as set out in the Articles.

“Exchangeable Shares” means the exchangeable shares in the capital of the Corporation.

“Opko Common Shares” means the common shares in the capital of Opko and any other securities into which such shares may be changed.

“Opko Liquidation Event” has the meaning given to it in Section 4.1.

“Opko Liquidation Event Effective Date” means the effective date of a Opko Liquidation Event.

“Opko Sale” has the meaning given to it in the Exchangeable Share Provisions.

“GAAP” means United States generally accepted accounting principles in effect from time to time applied consistently.

“Holder” means a registered holder of Exchangeable Shares, other than Opko and its Affiliates.

“Insolvency Event” means the institution by the Corporation of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of the Corporation to the institution of bankruptcy, insolvency, dissolution or winding up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Corporation to contest in good faith any such proceedings commenced in respect of the Corporation within 15 days of becoming aware thereof, or the consent by the Corporation to the filing of any such petition or to the appointment of a receiver, or the making by the Corporation of a general assignment for the benefit of creditors, or the admission in writing by the Corporation of its inability to pay its debts generally as they become due, or the Corporation not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 5.6 of the Exchangeable Share Provisions.

“Joint Approval” means the prior approval of the Corporation and the prior approval of the Holders given in accordance with Section 3.2of the Exchangeable Share Provisions.

“Law” means any federal, state, provincial, territorial, municipal, local or foreign statute, law, by-law, ordinance, regulation, rule, code, order or rule of or duty under common law, including any statute, law, by-law, ordinance, regulation, rule, code, order or rule of or duty under common law in Canada, the United States, any province or territory of Canada or any state or territory of the United States.

“Liquidation Call Right” has the meaning given in the Exchangeable Share Provisions.

“Liquidation Event” has the meaning given in the Exchangeable Share Provisions.

“Outstanding Dividend Amount” has the meaning given in the Exchangeable Share Provisions.

“Parties” means the Corporation, Opko and the Holders; and “Party” means any one of them.

“Payer” has the meaning given to it in Section 6.1.

“Permitted Subsidiary” means Ophthalmic Technologies Holdings Limited, or any Subsidiary of Opko designated by Opko: (i) to exercise the Liquidation Call Right, Retraction Call Right or Redemption Call Right; or (ii) to be subject to the obligations of a Holder’s Exchange Right.

“Person” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, government, government regulatory authority, governmental department, agency, commission, board, tribunal, dispute settlement panel or body, bureau or court, and where the context requires, any of the above when they are acting as trustee, executor, administrator or other legal representative.

“Redemption Call Right” has the meaning given in the Exchangeable Share Provisions.

“Redemption Date” has the meaning given in the Exchangeable Share Provisions.

“Registrable Securities” means all of the OPKO Common Shares issued pursuant to this Agreement, together with any securities issued or issuable pursuant to any stock split, dividend or other distribution, recapitalization, exchange or similar event with respect to the foregoing.

“Retracted Shares” means the Exchangeable Shares a Holder has required the Corporation to redeem under the Exchangeable Share Provisions.

“Retraction Call Right” has the meaning given in the Exchangeable Share Provisions.

“Retraction Request” has the meaning given in the Exchangeable Share Provisions.

“Share Purchase Agreement” means the share purchase agreement made as of the date hereof among Rishard Weitz, Carolyn Weiss, 1161983 Ontario Limited, Grall Corporation Limited, Shane Dunne and Gerald Weiss, in Trust, Triple Net Properties Limited, the Corporation, and Opko

“Subsidiary” of any Person means a Person Controlled by:

(a) such first Person;

(b) such first Person and one or more Persons each of which is Controlled by such first Person; or

(c) two or more Persons each of which is Controlled by such first Person,

and includes any indirect subsidiaries.

“Transfer” includes any sale, transfer, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of a security interest or other arrangement by which possession, legal title or beneficial ownership passes from one Person to another, or to the same Person in a different capacity, whether or not voluntarily and whether or not for value, and any agreement to effect any of the above; but does not include the exchange or redemption of any Exchangeable Shares or Opko Voting Shares under the terms of this Agreement, the Articles or the organizational documents of Opko.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

1.2	Rules of Interpretation

In this Agreement:

(a)
Consent - Whenever a provision of this Agreement requires an approval or consent and such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose consent or approval is required will be conclusively deemed to have withheld its approval or consent.

(b)	Currency - Unless otherwise specified, all references to money amounts are to the lawful currency of the United States of America.

(c)
Governing Law - This Agreement is a contract made under and is governed by and construed in accordance with the law of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

(d)	Headings - Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(e)	Including - Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(f)	Number and Gender - Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(g)
Severability - If, in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision will, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

(h)
Statutory references - A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation that amends, supplements or supersedes any such statute or any such regulation.

(i)	Time - Time is of the essence in the performance of the Parties’ respective obligations.

(j)
Time Periods - Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done are calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day if the last day of the period is not a Business Day.

1.3	Entire Agreement

This Agreement together with the Exchangeable Share Provisions, constitutes the entire agreement between the Parties and sets out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and the Exchangeable Share Provisions.

ARTICLE 2
Representations AND WARRANTIES of opko

2.1	Representations and warranties of Opko

Opko represents and warrants to the Holders as set out in the following Subsections of this Section and acknowledges that the Holders are relying upon such representations and warranties in entering into this Agreement:

(a)
Authorized and Outstanding Capital - At October 25, 2007, the authorized capital stock of OPKO consisted of 500,000,000 shares of common stock, $.01 par value per share, of which as of November 9, 2007 163,214,203 shares were issued or outstanding, fully paid and non-assessable, and 10,000,000 shares of preferred stock, $.01 par value per share, of which 869,366 shares were issued or outstanding, fully paid and non-assessable. OPKO’s common stock has been duly and validly registered pursuant to Section 12(b) of the Exchange Act which registration is in full force and effect.

(b)
Incorporation and Organization - OPKO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as presently conducted.

(c)
Interest in each Subsidiary - All shares of, or interests in, each of OPKO’s wholly-owned subsidiaries, held directly or indirectly by Opko are owned free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims and demands whatsoever and no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued shares of each of OPKO’s wholly-owned subsidiaries or any other security convertible into or exchangeable for any shares of each of OPKO’s wholly-owned subsidiaries or to require each of OPKO’s wholly-owned subsidiaries to purchase, redeem or otherwise acquire any of its issued and outstanding shares.

(d)
SEC Filings - Except for the Current Report on form 8-K and certain financial statements of Ophthalmic Technologies Inc. in connection with the initial investment in Ophthalmic Technologies Inc., since March 27, 2007, OPKO has filed all reports, documents and other information required of it to be filed with the SEC (the “OPKO SEC Reports”). The OPKO SEC Reports were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such OPKO SEC Reports. No disclosure included in any of the Parent SEC Reports included any statement that, when made or, if such Parent SEC Reports were subsequently amended, when amended, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances in which such statements were made, not materially misleading.

(e)
Stock Exchange Listing - The outstanding Common Shares of OPKO are listed for trading on the American Stock Exchange, and Opko is, and at all times, has been in material compliance with the by-laws, rules and regulations of the American Stock Exchange.

(f)
No Material Changes - Since the date of the latest financial statements included within a report filed by OPKO with the Securities and Exchange Commission, and except as disclosed in OPKO’s reports filed with the SEC and other than this transaction, there has not been any material change in the assets, liabilities or obligations of Opko or any of OPKO’s wholly-owned subsidiaries, and to OPKO’s knowledge, there has not been any material adverse change in the business, operations or condition (financial or otherwise) or results of the operations of Opko or any of OPKO’s wholly-owned subsidiaries.

ARTICLE 3
EXCHANGE RIGHT

3.1	Grant of Exchange Right

Opko and each Permitted Subsidiary grants to each Holder the right (the “Exchange Right”) to require Opko or, as designated by Opko, a Permitted Subsidiary, to purchase from such Holder all or any part of the Exchangeable Shares held by such Holder on the terms set forth herein for the consideration described in Section 3.3. The Exchange Right may be exercised at any time and from time to time upon the occurrence and during the continuance of:

(a)	an Insolvency Event;

(b)
the failure of Opko or any Permitted Subsidiary to purchase all or any part of the Exchangeable Shares held by such Holder following exercise of the Liquidation Call Right as provided in the Exchangeable Share Provisions;

(c)	subject to Section 3.1(b), the failure of the Corporation to redeem all the outstanding Exchangeable Shares following a Liquidation Event as provided in the Exchangeable Share Provisions;

(d)
the failure of Opko or any Permitted Subsidiary to purchase all or any part of the Exchangeable Shares held by such Holder following exercise of the Redemption Call Right as provided in the Exchangeable Share Provisions;

(e)	subject to Section 3.2(d), the failure of the Corporation to redeem all the outstanding Exchangeable Shares held by such Holder on the Redemption Date as provided in the Exchangeable Share Provisions;

(f)
the failure of Opko or any Permitted Subsidiary to purchase all or any part of the Exchangeable Shares held by such Holder following exercise of the Retraction Call Right as provided in the Exchangeable Share Provisions; or

(g)	subject to Section 3.1(f), the failure of the Corporation to redeem the Retracted Shares under a Retraction Request as provided in the Exchangeable Share Provisions.

3.2	Exercise of Exchange Right

To exercise the Exchange Right, the Holder must deliver to Opko, in person or by certified or registered mail, the certificates representing the Exchangeable Shares to be exchanged, together with a written notice in the form set out in Schedule “C” hereto stating:

(a)	that the Holder is exercising the Exchange Right;

(b)	the number of Exchangeable Shares in respect of which the Exchange Right is being exercised;

(c)	that the Holder has good title to and owns all the Exchangeable Shares free and clear of all encumbrances, other than those stipulated under the Share Purchase Agreement or the Articles;

(d)	whether the Holder is a non-resident of Canada for the purposes of the Income Tax Act (Canada) (the “Tax Act”);

(e)	the names in which the new certificates representing the Opko Common Shares are to be issued; and

(f)	the name and address of the Person to whom such new certificates are to be delivered.

If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to Opko are to be purchased by Opko or, as applicable, a Permitted Subsidiary under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of the Corporation.

3.3	Delivery of Exchange Right Consideration

Opko or a Permitted Subsidiary, as the case may be, will, as soon as reasonably practical and, in any event, no later than five Business Days following receipt of the notice of exercise of the Exchange Right and the certificates representing the Exchangeable Shares to be exchanged, deliver or cause to be delivered to the Holder (or any other Persons properly designated by the Holder) the Exchange Right Consideration for each Exchangeable Share in respect of which the Exchange Right is exercised (i.e., certificates representing the Opko Common Shares constituting the Exchange Right Consideration (which Opko Common Shares are to be duly issued as fully paid and non-assessable and free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of Opko or, as applicable, a Permitted Subsidiary, payable at par at any branch of the bankers of the Corporation totalling the Outstanding Dividend Amount).

3.4	Effect of Exercise

Immediately upon receipt by Opko of the notice of the exercise of the Exchange Right and the certificates representing the Exchangeable Shares to be exchanged, the exchange is deemed to have occurred, the Holder is deemed to be the holder of the Opko Common Shares comprising the Exchange Right Consideration and the Holder of such Exchangeable Shares shall be deemed to have transferred to Opko or, as applicable, a Permitted Subsidiary all of its interest in such Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total purchase price therefor, unless such Exchange Right Consideration is not delivered to the Holder (or to such other Persons, if any, properly designated by such Holder), within three Business Days of the date of the giving of such notice by the Holder, in which case the rights of the Holder shall remain unaffected until such Exchange Right Consideration is so delivered to the Holder. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the Opko Common Shares delivered to it pursuant to the Exchange Right.

3.5	Deemed Exercise of Exchange Right Subsequent to Retraction

If a Holder requires that the Corporation redeem the Holder’s Retracted Shares and is notified by the Corporation that the Corporation is not permitted, as a result of solvency requirements or other provisions of applicable Law, to redeem all such Retracted Shares, then, if the Retraction Call Right has not been exercised with respect to such Retracted Shares and the Holder has not revoked the Retraction Request in accordance with the Exchangeable Share Provisions, the Retraction Request will constitute the exercise of the Exchange Right with respect to those Retracted Shares that the Corporation is unable to redeem. In any such event, the Corporation will immediately notify Opko (with a copy to the Holder) of the prohibition against the Corporation redeeming all of the Retracted Shares and of the exercise of the Exchange Right (which notice will constitute the notice of exercise of the Exchange Right for purposes of Section 3.2) and forward or cause to be forwarded to Opko all relevant materials delivered by the Holder to the Corporation (including without limitation a copy of the Retraction Request in connection with such proposed redemption of the Retracted Shares) and Opko or such Permitted Subsidiary as may be designated by Opko , will thereupon purchase the Retracted Shares that the Corporation is not permitted to redeem in accordance with the provisions of this Article 2.

3.6	Notice of Insolvency Event

Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, each of the Corporation and Opko shall give written notice thereof to the Holders. As soon as practicable after receiving notice from the Corporation, Opko or from any other Person of the occurrence of an Insolvency Event, the Corporation will mail to each Holder, at the expense of the Corporation, a notice of such Insolvency Event, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

ARTICLE 4
AUTOMATIC EXCHANGE RIGHT

4.1	Notice of Opko Liquidation Event

(a)	Opko will give the Holders notice of each of the following events at the time set forth below:

(i)
in the event of any determination by Opko to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Opko or to effect any other distribution of assets of Opko among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(ii)
immediately, upon the earlier of (A) receipt by Opko of notice of and (B) Opko otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of Opko or to effect any other distribution of assets of Opko among its shareholders for the purpose of winding up its affairs.

(b)
Notice of any event (an "Opko Liquidation Event") contemplated by Section 4.1(a)(i) or 4.1(a)(ii) above shall include a brief description of the automatic exchange of Exchangeable Shares for Opko Common Shares provided for in Section 4.2 below.

4.2	Automatic Exchange

On the fifth Business Day prior to the Opko Liquidation Event Effective Date, all of the then outstanding Exchangeable Shares held by the Holders shall be automatically exchanged with Opko or such Permitted Subsidiary as may be designated by Opko, for the Exchange Right Consideration. To effect such automatic exchange, effective the fifth Business Day prior to the Opko Liquidation Event Effective Date:

(a)	Opko or such Permitted Subsidiary, as applicable, will deliver or cause to be delivered to each Holder the Exchange Right Consideration for each Exchangeable Share held by the Holder;

(b)
each Holder will be deemed to have transferred to Opko or such Permitted Subsidiary, as applicable, all of the Holder’s interest in the Exchangeable Shares (which shall be free and clear of all liens and encumbrances, other than those stipulated under the Share Purchase Agreement, or the Articles) and will cease to be a Holder of those Exchangeable Shares;

(c)	the Holder will be deemed to be the holder of the Opko Common Shares delivered to it; and

(d)	the certificates held by the Holder previously representing the Exchangeable Shares will be deemed to represent the Opko Common Shares and other Exchange Right Consideration delivered to the Holder.

4.3	Certificates

Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent Opko Common Shares as provided in Section 4.2, Opko or the applicable Permitted Subsidiary, as the case may be, will deliver to the Holder certificates issued by Opko representing the Opko Common Shares.

ARTICLE 5
ECONOMIC EQUIVALENCE

5.1	Economic Equivalence - Opko Obligations

Opko will not, without Joint Approval:

(a)
declare or pay or make any distribution (other than a distribution consisting of an issuance referred to in Section 5.1(b)) on the Opko Common Shares unless the Corporation forthwith declares, pays or makes, as the case may be, the same per share dividend or distribution on the Exchangeable Shares as provided in Section 4.1 of the Exchangeable Share Provisions;

(b)	issue or distribute to all of the Holders of the then outstanding Opko Common Shares in respect of the Opko Common Shares held by such holders:

(i)	Opko Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Opko Common Shares) by way of a share distribution or other distribution; or

(ii)	rights, options or warrants entitling them to subscribe for or to purchase Opko Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Opko Common Shares),

unless the economic equivalent on a per share basis of such rights, options, securities or shares, is issued or distributed forthwith by the Corporation to Holders (as determined in good faith by the board of directors of the Corporation); or

(c)	effect:

(i)	a subdivision or change of the then outstanding Opko into a greater number of Opko Common Shares;

(ii)	a reduction, combination, consolidation or change of the then outstanding Opko Common Shares into a lesser number of Opko Common Shares;

(iii)	a reclassification or other change of the Opko Common Shares; or

(iv)	an amalgamation, merger, reorganization or other transaction affecting the Opko Common Shares, other than in the event of an Opko Sale pursuant to which a Redemption right is exercised,

unless the same or an economically equivalent change is forthwith made by the Corporation to the Exchangeable Shares, or to the rights of the Holders (if any such change is necessary to retain economic equivalence), as determined in good faith by the board of directors of the Corporation.

5.2	Economic Equivalence - the Corporation Obligations

The Corporation will not, without Joint Approval:

(a)
declare or pay any dividend or make any other distribution (other than a dividend or distribution consisting of an issuance referred to in Section 5.2(b)) on the Exchangeable Shares unless Opko forthwith declares, pays or makes, as the case may be, the same per unit distribution on the Opko Common Shares;

(b)	issue to all of the Holders in respect of the Exchangeable Shares held by such Holders:

(i)	Exchangeable Shares (or securities exchangeable for or convertible into or carrying rights to acquire Exchangeable Shares) by way of stock dividend or other distribution; or

(ii)	rights, options or warrants entitling them to subscribe for or to purchase Exchangeable Shares (or securities exchangeable for or convertible into or carrying rights to acquire Exchangeable Shares), unless the economic equivalent on a per unit basis of such rights, options, or in the rights of the holders of, securities or shares, is issued or distributed forthwith by the Corporation to holders of Opko Common Shares (as determined in good faith by Opko ); or

(c)	effect:

(iii)	a subdivision or change of the then outstanding Exchangeable Shares into a greater number of Exchangeable Shares;

(iv)	a reduction, combination, consolidation or change of the then outstanding Exchangeable Shares into a lesser number of Exchangeable Shares;

(v)	a reclassification or other change of the Exchangeable Shares; or

(vi)	an amalgamation, merger, reorganization or other transaction affecting the Exchangeable Shares, other than in the event of an Opko Sale pursuant to which a Redemption right is exercised,

unless the same or an economically equivalent change is forthwith made to the Opko Common Shares (if any such change is required to retain economic equivalence), as determined in good faith by Opko .

5.3	Covenants Regarding Exchangeable Shares

Opko and the Corporation will:

(a)
ensure that the declaration date, record date and payment date for a dividend on the Exchangeable Shares will be the same as the declaration date, record date and payment date for the corresponding dividend on Opko Common Shares;

(b)
advise each Holder sufficiently in advance of any Company Sale or Liquidation Event to allow each Holder to exercise its rights of retraction pursuant to the Exchangeable Share Provisions to receive Opko Common Shares immediately prior to any such event or date;

(c)
duly and timely perform all of their respective obligations, and take all actions and do all things as are necessary or desirable to enable and permit each other to perform their respective obligations, under the Exchangeable Share Provisions; and

(d)
ensure that any redemption of Exchangeable Shares of a Holder in connection with a Company Sale, if requested by such Holder, shall be effective only upon, and will be conditional upon, the closing of the Company Sale.

5.4	Additional Opko Covenants

Opko will:

(a)
not exercise its vote as a shareholder of the Corporation, nor allow any direct or indirect Subsidiary to exercise its own vote as a shareholder of the Corporation, to initiate the voluntary liquidation, dissolution or winding-up of the Corporation nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Corporation, other than in circumstances where such vote is necessary in order to enable the Corporation to fulfill its obligations under this Agreement or pursuant to the Exchangeable Share Provisions; and

(b)
take all such commercially reasonable actions and do all such commercially reasonable things as are necessary or desirable to enable and permit Opko, the Corporation, or a Permitted Subsidiary, as applicable, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Opko, the Corporation, or a Permitted Subsidiary, as applicable, to cause to be delivered Opko Common Shares to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be.

5.5	Delivery of Opko Common Shares

Upon notice from a Holder, the Corporation or a Permitted Subsidiary of any event that requires the Corporation or such Permitted Subsidiary to deliver Opko Common Shares to any Holder of Exchangeable Shares, Opko will, within five (5) Business Days, or upon the automatic exchange of Opko Common Shares for Exchangeable Shares pursuant to Section 4.2, Opko will on the fifth Business Day prior to the Opko Liquidation Event Effective Date, issue and deliver or cause the delivery of the requisite number of Opko Common Shares Holder or to the former Holder of the surrendered Exchangeable Shares, as the Corporation or such Permitted Subsidiary directs. All such Opko Common Shares will be, when issued and delivered, duly issued, fully paid and non-assessable, and will be free and clear of any lien, claim, encumbrance, security interest or adverse claim (other than resale restrictions arising under applicable securities Laws.)

5.6	Provision of Funds

Opko shall provide, or cause the provision of, the Corporation and each Permitted Subsidiary with sufficient funds, assets or other property as and when necessary to enable the Corporation and each such Permitted Subsidiary to pay or otherwise satisfy its obligations under the Exchangeable Share Provisions and this Agreement, including without limitation, the payment of dividends by the Corporation and any and all obligations arising under the exercise by a Permitted Subsidiary of the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right or under Articles 2 and 3 hereof.

5.7	Ownership of Common Shares

Opko, or one of its wholly-owned Subsidiaries, will be and will remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of the Corporation (including without limitation, the Common Shares), except: (i) any change in ownership in connection with a transaction that constitutes a Company Sale; or (ii) with Joint Approval and the prior written approval of Opko.

5.8	Opko and Affiliates Not to Vote Exchangeable Shares

(a)
Subject to Section 5.4, Section 5.8(b) and Section 5.8(c), Opko will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares from time to time held by it and its Affiliates for the sole purpose of attending each meeting of Holders in order to be counted as part of the quorum for each meeting.

(b)
Opko will not, and will cause its Affiliates not to, exercise any voting rights that may be exercisable by holders of the Exchangeable Shares from time to time in respect of any matter considered at any meeting of Holders of Exchangeable Shares.

(c)
Where Holders (excluding Opko and its Affiliates) of more than two-thirds of the Exchangeable Shares approve the adding to or changing of restrictions or conditions, or the removing or changing of rights or privileges, attaching to the Exchangeable Shares, and such Holders of the Exchangeable Shares do not hold a sufficient number of Exchangeable Shares to cause such action to be approved by written consent of such Holders (as prescribed by applicable Law), Opko will, if it is a holder of Exchangeable Shares, and will cause its Affiliates who are holders of Exchangeable Shares, to execute any resolutions in writing which are executed by such other Holders or to exercise its votes in the same manner as exercised by the Holders of more than two-thirds of the Exchangeable Shares (excluding Opko and its affiliates).

5.9	Grant of Call Rights

The Corporation and each Holder grants to Opko and each Permitted Subsidiary, the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right.

5.10	Notification of Certain Events

In order to assist Opko to comply with its obligations hereunder, the Corporation will give Opko notice of each of the following events set forth below:

(a)
in the event of any determination by the board of directors of the Corporation to institute voluntary liquidation, dissolution or winding up proceedings with respect to the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution;

(b)
immediately, upon the earlier of (i) receipt by the Corporation of notice of, and (ii) the Corporation otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by the Corporation of a Retraction Request; and

(d)	as soon as practicable upon the issuance by the Corporation of any Exchangeable Shares or rights to acquire Exchangeable Shares.

5.11	Qualification of Opko Common Shares

If any Opko Common Shares (or other shares or securities into which Opko Common Shares may be reclassified or changed) to be issued and delivered hereunder or pursuant to the Exchangeable Share Provisions require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, with or the taking of any proceeding with or the obtaining of any order, ruling or consent from, any governmental or regulatory authority under any Canadian or United States federal, provincial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority or the fulfillment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by Opko and delivered by Opko at the direction of a Permitted Subsidiary or the Corporation, if applicable, to the holders of surrendered Exchangeable Shares, Opko will in good faith and expeditiously take all such commercially reasonable actions and do all such commercially reasonable things as are necessary or desirable to cause such Opko Common Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be.

5.12	Tender Offers

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Opko Common Shares (an "Offer") is proposed by Opko or otherwise occurs and the Exchangeable Shares are not purchased by a Permitted Subsidiary pursuant to the Redemption Call Right, Opko will use commercially reasonable efforts and expeditiously and in good faith to take all such commercially reasonable actions and do all such things as are necessary or desirable to enable and permit the Holders (other than Opko and its Affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Opko Common Shares, without discrimination. Without limiting the generality of the foregoing, Opko will use commercially reasonable efforts and expeditiously and in good faith to ensure that Holders may participate in all such Offers without being required to retract Exchangeable Shares as against the Corporation.

ARTICLE 6
TAX MATTERS

6.1	Right to Withhold

The Corporation, Opko and each Permitted Subsidiary (each, as the case may be, a “Payer”) may deduct and withhold from any amount otherwise payable to any Holder such amounts as the Payer is required to deduct and withhold with respect to such payment under the Tax Act, the United States Internal Revenue Code of 1986 or any provision of provincial, state, territorial, municipal, local or foreign tax Law, in each case as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts are to be treated for all purposes as having been paid to the Holder of the shares or shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a Holder exceeds the cash portion of the amounts otherwise payable to the Holder, the Holder will be notified in writing thereof by the Payer, and the Holder must pay the difference (up to the amount required to be withheld by the Payer) in cash to the Payer; failing payment of such difference within five Business Days after notice is provided to the Holder, the Payer is hereby authorized to sell or otherwise dispose of such portion of the amounts otherwise payable to the Holder as is necessary to provide sufficient funds to the Payer to enable it to comply with such deduction or withholding requirement, and the Payer will notify the Holder thereof and remit to such Holder any unapplied balance of the net proceeds of such sale. The Payer shall endeavour in good faith to maximize the proceeds realized from any such sale or disposition of the consideration.

6.2	Section 116 Clearance Certificate for Non-Resident Holders

(a)
Each Holder that is a non-resident of Canada for purposes of the Tax Act (a “Non-resident Holder”) and to whom the Exchangeable Shares are “taxable Canadian property” and not “excluded property” for purposes of the Tax Act must, prior to a disposition of such shares to the Corporation, Opko or any Permitted Subsidiary as may be designated by Opko, deliver to the Payer an amount in Canadian dollars equal to 25% of the fair market value of the Exchangeable Shares to be disposed of, as determined on the date of disposition (the “Up-front Amount”). The Up-front Amount shall be released by the Payer or remitted to the Canada Revenue Agency (the “CRA”) as set forth below.

(b)
If the Up-front Amount has not been delivered to the Payer on, or prior to, the date of disposition of the Exchangeable Shares (the “Effective Date”), the Non-resident Holder must, prior to a disposition of such shares to the Corporation, Opko or any Permitted Subsidiary as may be designated by Opko, deliver a section 116 clearance certificate (a “Clearance Certificate”) to the Payer.

(c)
If a Clearance Certificate having a certificate limit as defined in subsection 2 of Section 116 of the Tax Act (the “Certificate Limit”) at least equal to the fair market value for the Exchangeable Shares being disposed of has not been delivered to the Payer on or prior to the Effective Date, the Payer shall withhold 50% of the proceeds of disposition otherwise deliverable to the Non-resident Holder. If a Clearance Certificate has been delivered to the Payer on or before the Effective Date and the Certificate Limit is less than the 50% of the fair market value of the Exchangeable Shares being disposed of, the Payer shall withhold 50% of the amount by which the proceeds of disposition otherwise payable to the Non-resident Holder exceeds the Certificate Limit. Any amount so withheld (the “Withheld Amount”) shall be released by the Payer or remitted to the Canada Revenue Agency (the “CRA”) as set forth below.

(d)
If on or before the 27th day of the month following the calendar month which includes the Effective Date (the “Remittance Date”), the Payer receives from the Non-resident Holder a Clearance Certificate with a Certificate Limit at least equal to the fair market value of the Exchangeable Shares disposed of, the Payer shall, promptly after receipt of such Clearance Certificate, deliver to the Non-resident Holder the Withheld Amount or the Up-front Amount, as may be applicable, plus any interest earned thereon (less any applicable withholding taxes).

(e)
If on or before the Remittance Date, the Payer does not receive from the Non-resident Holder a Clearance Certificate, or receives a Clearance Certificate with a Certificate Limit that is less than the fair market value of the Exchangeable Shares being disposed of, then, unless the CRA has issued a letter confirming that the CRA will not enforce the remittance of funds as is normally required under subsection 116(5) of the Tax Act and that the Payer will not be charged interest or penalties if it delays the remittance of amounts in respect of the disposition of the Exchangeable Shares until further instructed by the CRA (a “Comfort Letter”), the Payer shall remit to the Receiver General for Canada (the “Receiver General”) from the Withheld Amount or the Up-front Amount, as may be applicable, an amount equal to 25% of the fair market value of the Exchangeable Shares disposed of (or, if a Clearance Certificate is received but with a Certificate Limit less than the fair market value of the Exchangeable Shares disposed of, an amount equal to 25% of the difference between the fair market value of the Exchangeable Shares disposed of and the Certificate Limit) and shall remit to the Non-resident Holder such portion of the Withheld Amount or the Up-front Amount, as may be applicable, not required to be remitted to CRA (if any), together with any interest earned thereon (less applicable withholding taxes).

(f)
If the CRA has issued a Comfort Letter, the Payer shall not make any remittance to the Receiver General on the date that would otherwise be the Remittance Date and if a Clearance Certificate is subsequently received while the Comfort Letter remains in effect, with a Certificate Limit at least equal to the fair market value of the Exchangeable Shares being disposed of, the Payer shall, promptly after receipt of such certificate, remit to the Non-resident Holder the Withheld Amount or the Up-front Amount, as may be applicable, together with any interest earned thereon, less any applicable withholding taxes. If notification from the CRA is received that the Comfort Letter is no longer in effect, the date of receipt of such notification shall be deemed to be the Remittance Date for the purposes of this section.

(g)
Any amount that the Payer withholds from the proceeds of disposition otherwise payable to the Non-resident Holder pursuant to the provisions hereof shall be treated as having been paid to the Non-resident Holder on account of the proceeds of disposition on the date of disposition.

6.3	Transfer Taxes

Each Holder will pay any documentary, stamp, transfer or other similar taxes that may be payable in respect of any Transfer involved in the issuance or delivery of Opko Common Shares.

ARTICLE 7
REGISTRATION

7.1	Piggyback Registration.

(a)
Beginning on the date of this Agreement, OPKO will notify all Holders of Registrable Securities in writing at least 10 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of OPKO Common Shares by OPKO (including, but not limited to, registration statements relating to secondary offerings of OPKO Common Shares, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under SEC Rule 145) and will afford each such Holder an opportunity to include in such registration statement up to 100% of such Registrable Securities held by such Holder, subject to Section 7.1(b). Each Holder desiring to include in any such registration statement part of the Registrable Securities held by it will, within 5 days after the above-described notice from OPKO (the “Holder Notice Period”), so notify OPKO in writing. Such notice will state the intended method of disposition of the Registrable Securities by such Holder as well as the number of Registrable Securities proposed by such Holder to be included in such registration statement.

(b)
If the registration statement under which OPKO gives notice under this Section 7.1(b) is for an underwritten offering, OPKO will so advise the Holders of Registrable Securities as a part of such notice. In such event, the right of any Holder to be included in a registration pursuant to this Section  7.1(b) will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting will enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by OPKO. Notwithstanding any other provision of this Section  7.1(b), if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting will be allocated first to OPKO.

(c)
OPKO will have the right to terminate or withdraw any registration initiated by it under this Section 7.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

7.2	Registration Expenses.

OPKO shall pay all fees and expenses incident to the performance of or compliance with this ARTICLE 7including without limitation: (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, and in connection with applicable state securities or Blue Sky Laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for OPKO, (e) fees and expenses of all other Persons retained by OPKO in connection with a registration statement and (f) all listing fees to be paid by OPKO. Holders shall pay all fees and disbursements of counsel retained for Holders in connection with a registration statement as well as all underwriter discounts associated with any public offering conducted on such Holder’s behalf.

7.3	Obligations of OPKO.

Whenever required to effect the registration of any Registrable Securities, OPKO will, as soon as practicable:

(a)
prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective and keep such registration statement effective for at least 180 days or, if earlier, until (i) the participating Holder or Holders have completed the distribution related thereto or (ii) the Registrable Securities are no longer required to be registered;

(b)
prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)
in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter or underwriters of such offering. Each Holder participating in such underwriting will also enter into and perform its obligations under such an agreement;

(d)
promptly notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon learning of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, at the request of the Holders, OPKO shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances then existing;

(e)
furnish to each Holder and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such Persons reasonably may request in order to facilitate the intended disposition of the Registrable Securities covered by such registration statement;

(f)
use its best efforts (i) to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, (ii) to prepare and file in those jurisdictions such amendments (including post effective amendments) and supplements, and take such other actions, as may be necessary to maintain such registration and qualification in effect at all times for the period of distribution contemplated thereby and (iii) to take such further action as may be necessary or advisable to enable the disposition of the Registrable Securities in such jurisdictions, provided, that OPKO shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(g)
permit a single firm of counsel designated as selling stockholders' counsel by the Holders to review the registration statement and all amendments and supplements thereto for a reasonable period of time prior to their filing.

(h)
if such registration involves an underwritten offering, furnish a legal opinion of the Corporation’s counsel, dated the date of the closing under the underwriting agreement, with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and other documents relating thereto, in customary form and covering such matters as are customarily covered by legal opinions of issuers’ counsel in such public offerings.

(i)
if such registration involves an underwritten offering, furnish a legal opinion of the Corporation’s counsel, dated the date of the closing under the underwriting agreement, with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and other documents relating thereto, in customary form and covering such matters as are customarily covered by legal opinions of issuers’ counsel in such public offerings

(j)
make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all relevant financial and other records, pertinent corporate documents and properties of OPKO, and cause OPKO's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(k)	provide a transfer agent and registrar, which may be a single entity for the Registrable Securities not later than the effective date of the Registration Statement;

(l)
take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any legend restricting the sale or transfer of such securities) representing the Registrable Securities to be sold pursuant to the Registration Statement and to enable such certificates to be in such denominations and registered in such names as the Sellers or any underwriters may reasonably request;

(m)	take all other reasonable actions necessary to expedite and facilitate the registration of the Registrable Securities pursuant to the Registration Statement; and

(n)	advise each Holder of Registrable Securities covered by such registration statement and, if requested by any such Holder, confirm such advice in writing:

(i)	when such registration statement, and any amendment thereto, has been filed with the SEC and when the registration statement or any post-effective amendment thereto has become effective;

(ii)	of any request by the SEC for amendments or supplements to such registration statement or the prospectus included therein or for additional information;

(iii)	of the issuance by the SEC of any stop order suspending effectiveness of the registration statement or the initiation of any proceedings for that purpose; and

(iv)
of the receipt by OPKO of any notification with respect to the suspension of the qualification of the securities included in the registration statement for sale in any jurisdiction or the initiation of any proceeding for such purpose.

7.4 Obligations of the Holders.

Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder will reasonably cooperate with OPKO in connection with the preparation and filing of any registration statement and each amendment thereof and, upon OPKO’s reasonable request, will in a timely manner furnish in writing to OPKO accurate and complete information regarding the Holder, the distribution of the Registrable Securities and other matters as may be required by applicable Law, rule or regulation for inclusion in the registration statement and each amendment; the provision of such information by such Holders to OPKO shall be a condition precedent to OPKO’s obligations under ARTICLE 7 hereof.

7.5 Termination of Registration Rights.

All registration rights granted under this ARTICLE 7 will terminate and be of no further force and effect as to any Holder on the earlier of (a) five years from the date hereof and (b)  such time as all of the Registrable Securities held by such Holder (together with its affiliates, partners and former partners) may be sold under SEC Rule 144 during any 90-day period.

7.6 Dispositions.

Each Holder agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a registration statement.

7.7 SEC Rule 144 Reporting.

With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, OPKO will use its reasonable best efforts to:

(a)	Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act.

(b)	File with the SEC, in a timely manner, all reports and other documents required of OPKO under the Exchange Act;

(c)
As long as a Holder owns any Registrable Securities, furnish to such Holder promptly upon request: a written statement by OPKO as to its compliance with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, a copy of the most recent annual or quarterly report of OPKO and such other reports and documents so filed by OPKO; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

7.8 Indemnification and Contribution.

(a)
In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 7.1, OPKO will indemnify and hold harmless each seller of such Registrable Securities thereunder, any underwriter (as defined in the Securities Act) for such seller, and each other Person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act, from and against, and pay or reimburse them for, any losses, claims, reasonable expenses, damages or liabilities to which such seller, underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 7.1, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation of the Securities Act, the Exchange Act, any state securities or blue sky laws and specifically will reimburse each such seller, underwriter and controlling Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that OPKO will not be liable in any such case if and to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon OPKO's reliance on an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, underwriter or controlling Person in writing specifically for use in such registration statement or prospectus; and provided further, that OPKO shall not be liable to the extent that any such loss, claim, expense, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission in such registration statement corrected in an amendment or supplement to the registration statement, such amendment or supplement was delivered to the indemnified party in sufficient quantities and a reasonable period of time prior to the closing of any offering and the indemnified party failed to deliver or failed to cause to be delivered such registration statement as so amended or supplemented to the Person asserting such loss, claim, expense, damage or liability.

(b)
In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 7.1, each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless OPKO, each Person, if any, who controls OPKO within the meaning of the Securities Act, each officer of OPKO who signs the registration statement, each director of OPKO and any underwriter and any controlling Person of such underwriter from and against all losses, claims, reasonable expenses, damages or liabilities, joint or several, to which OPKO or such officer, director, underwriter or controlling Person may become subject under the Securities Act, Exchange Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon reliance on any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse OPKO and each such officer, director, underwriter and controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, expense, damage, liability or action; provided, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to OPKO by such seller specifically for use in such registration statement or prospectus; and provided, further, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, expense, damage or liability which is equal to the proportion that the public offering price of the Registrable Securities sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder

(c)
 Notwithstanding the foregoing, the indemnity provided in this ARTICLE 7 shall not apply to amounts paid in settlement of any such loss, claim, expense, damage or liability if such settlement is effected without the consent of such seller;

(d)
Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the delay so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 7.8 and shall only relieve it from any liability which it may have to such indemnified party under this Section 7.8 if and to the extent the indemnifying party is materially prejudiced by such delay. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to jointly with any other indemnifying party similarly notified, assume and undertake the defence thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defence thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defence thereof provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonable defences available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defences and otherwise to participate in the defence of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(e)
If the indemnification provided for in this Section 7.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, expense, damage or liability referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, expense, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the untrue statement or alleged untrue statement or omission or alleged omission or violation or alleged violation that resulted in such loss, claim, expense, damage or liability as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement or omission or alleged omission or violation or alleged violation relates to information supplied or acts or omissions by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, omission or violation; provided further, that, in no event shall any contribution of a holder or Registrable Securities under this Section 7.8 exceed the net proceeds from the offering received by such holder.

(f)
(e) The obligations of the Parties under this Section 7.8 shall survive the completion of any offering of Registrable Securities in a registration statement under Section 7.1; provided that any such indemnification obligations shall not extend beyond the period proscribed by the applicable statute of limitations (and all extensions thereof) with respect to such action or claim; and provided further, that if notice is given under this Section 7.8 with respect to any matter entitling a party to indemnification hereunder prior to the applicable expiration date, such indemnification obligation shall continue indefinitely in respect of the applicable claim until it is finally resolved.

ARTICLE 8
GENERAL

8.1	Transfer and Issuance Restrictions

Notwithstanding any of other provision of this Agreement:

(a)
no Exchangeable Shares may be Transferred unless, in addition to such Transfer complying with all provisions related to Transfers set forth in this Agreement and in the constating documents of the Corporation, concurrently with such transfer the transferee enters into this Agreement by executing a counterpart instrument of accession in the form attached as Schedule B; and

(b)
no additional Exchangeable Shares may be issued by the Corporation to any Person who is not a Holder without Joint Approval, and if Joint Approval is obtained unless, concurrently with such issuance, the Person to whom such shares are issued enters into this Agreement by executing a counterpart instrument of accession in the form attached as Schedule B.

8.2	Legends

The Corporation will cause each certificate representing its Exchangeable Shares to bear the following language either as an endorsement or on the face of such share certificate:

The shares represented by this certificate are subject to all the terms and conditions of an exchange and support agreement made _______, ______________, 2007 as it may be amended, which agreement contains, among other things, restrictions on the right of the holder hereof to transfer or sell the shares. A copy of such exchange and support agreement is on file at the registered office of the Corporation.

8.3	Seller Acknowledgements and Agreements

Each Holder hereby acknowledges, certifies and agrees that:

(a) The Opko Common Shares contained in the Exchange Right Consideration have not been and will not be registered under the US Securities Act of 1933, as amended (the “U.S. Securities Act”);

(b) Such Holder shall not sell, transfer or otherwise dispose of such Opko Common Shares unless in accordance with Regulation S under the US Securities Act (“Regulation S”), pursuant to registration under the U.S. Securities Act or pursuant to an applicable exemption from the registration requirement of the US Securities Act and any applicable state securities law, and shall not engage in any hedging transactions with regard to the Opko Common Shares unless in compliance with the US Securities Act;

(c) The Opko Common Shares constitute “restricted securities,” as defined in Rule 144 under the U.S. Securities Act (“Rule 144”), and, accordingly, will be subject to the holding period, volume limitations, manner of sale, notice of proposed sale and other compliance requirements, as applicable, of Rule 144 for purposes of any resale of the Opko Common Shares into the U.S. public securities markets;

(d) Any certificate representing Opko Common Shares shall bear a transfer restriction legend referring to the U.S. Securities Act, including a reference to Regulation S, and applicable state securities law;

(e) Such Holder has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the risks of an investment an Opko Common Shares and for purposes of the investment decision from time to time related to any exercise of the Exchange Right is relying solely on the reports and other information filed by Opko with the U.S. Securities and Exchange Commission and not on any material nonpublic information about Opko;

(f) Such Holder as of the date hereof and the date of exercise of the Exchange Right, is not a “distributor” (as defined in Regulation S) and is not exercising the Exchange Right with an intent to effect, and will not undertake, a distribution of the Exchange Right Consideration; and

(g) Such Holder at the time of the exercise the Exchange Right is not a U.S. person (as defined in Regulation S), is outside the United States, and is not acquiring the Exchange Right Consideration for the account or benefit of a U.S. person.

8.4	Compliance with other Instruments

Each Party confirms that it will comply, and Opko will cause each Permitted Subsidiary to comply, with the Exchangeable Share Provisions and this Agreement.

8.5	Changes in Capital of Opko and the Corporation

At all times after the occurrence of any event as a result of which the Opko Common Shares or the Exchangeable Shares are in any way changed, this Agreement will be amended and modified as necessary in order that it will apply with full force and effect to all new securities into which the Opko Common Shares or the Exchangeable Shares are so changed.

8.6	Term

This Agreement is effective as of the date of this Agreement and terminates when no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any Person (other than Opko and its Affiliates).

8.7	Enurement

This Agreement enures to the benefit of and is binding upon the Parties and their respective successors (including any successor by reason of merger or amalgamation of any Party) and permitted assigns as contemplated in Section 8.10.

8.8	Notices to Parties

Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by fax or other similar means of electronic communication, in each case to the applicable address set out below:

(a)	if to the Corporation, to Opko, any Permitted Subsidiary, or their Affiliates, to:

4400 Biscayne Boulevard
Miami, Florida 31337
Attention: Steven D. Rubin
Fax:  <>

with a copy to:

Fraser Milner Casgrain
First Canadian Place
100 King Street West
P.O. Box 100
Toronto, Ontario M5X 1B2

Attention: Laurence Geringer
Fax:  416.863.4592

(b)	and if to the Holders in accordance with Section 8.9.

(c)
Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent before 4:30 p.m. on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt.

(d)	Any Party may from time to time change its address under this Section by notice to the other Party given in the manner provided by this Section.

8.9	Notice to Holders

Any and all notices to be given and any documents to be sent to any Holder shall be given or sent to such Holder at its address as shown on the register of holders of Exchangeable Shares (or, if not available, on the register of holders of Opko Common Shares or as provided by the Holder) in any manner permitted by the by-laws of the Corporation from time to time in force in respect of notices to shareholders (with a copy to each of the persons set out in Section 8.8) and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

8.10	Amendment

No amendment, supplement, modification, waiver or termination of this Agreement is binding without Joint Approval and the prior written approval of Opko and no consent or approval by any Party will be binding unless delivered in writing to the other Parties hereto. The Corporation, at the request of Opko , shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant to this Section 8.10. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation, the Exchangeable Share Provisions and all applicable Laws.

8.11	Assignment

Any Holder may assign its rights and obligations under this Agreement to any permitted transferee of any of such Holder’s Exchangeable Shares. Otherwise, no party may assign any rights or obligations under this Agreement without Joint Approval.

8.12	Further Assurances

The Parties will, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party will provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

8.13	Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by fax, and all such counterparts and faxes together constitute one agreement.

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IN WITNESS OF WHICH the Parties have duly executed this Exchange and Support Agreement.

Opko:

OPKO HEALTH, INC.

By:_______________________________
Name:
Title:

The Corporation:

OTI Holdings Limited

By:______________________________
Name:
Title:

IN WITNESS OF WHICH the Parties have duly executed this Exchange and Support Agreement.

Holders:

SIGNED IN THE PRESENCE OF:	)
)
)
)
Witness	)	RISHARD WEITZ
)
)
)
Witness	)	CAROLYN WEISS
)
)
)
)
)
Witness	)	GERALD WEISS, IN TRUST
)
)
)
)
Witness	)	SHANE DUNNE

1161983 ONTARIO LIMITED.

By:____________________________
Name:
Title:

GRALL CORPORATION LIMITED.

By:____________________________
Name:
Title:

TRIPLE NET PROPERTIES LIMITED.

By:______________________________
Name:
Title: